UNDERWRITING AGREEMENT

AGREEMENT made as of the 23rd day of April, 1987 between THE WALL STREET FUND, INC., a Maryland corporation (hereinafter called the "Corporation"), and WALL STREET MANAGEMENT CORPORATION, a Massachusetts corporation (hereinafter called the "Underwriter"):

1. The Underwriter will, use its best efforts to find purchasers for, and the Corporation will sell, issue and deliver from time to time to such purchasers such part of the authorized shares of capital stock of the Corporation remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933, as amended, at prices determined as hereinafter provided and on the terms hereinafter set forth, all subject to applicable Federal and state laws and regulations and to the charter of the Corporation

2. The Underwriter shall present all orders received by it for shares of capital stock of the Corporation to the Corporation by telegraphic or written purchase orders and each such order shall be subject to acceptance or rejection by the Corporation in its sole discretion.

Notwithstanding any other provision hereof, whenever in the judgement of the President or a Vice President and the Treasurer or Secretary of the Corporation such action is warranted by market, economic or political conditions or by abnormal circumstances of any kind, the Corporation may suspend the offer of shares in effect and may, without any liability under the provisions of this Agreement, decline to accept or confirm any orders or make any sales of shares of capital stock under this Agreement until such time as the Corporation shall deem it advisable to resume the offering of such shares, provided that as soon as practicable after the taking of any such action a special meeting of the Board of Directors shall be called to be held as soon as practicable thereafter to determine whether or not such action shall then continue to be effective, and the period during, or the circumstances under, which such action shall continue or cease to be effective. During any period during which the offer of shares shall be suspended or the Corporation shall decline to accept or confirm any such orders or make any such sales, the Corporation shall be under no obligation to confirm or accept any such orders or make any such sales at any price.

The Corporation will use its best efforts to keep effectively registered under the Securities Act of 1933, as amended, for sale as herein contemplated such shares of its capital stock as the Underwriter shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered.


3. Sales by the Underwriter shall be made as agent for the Corporation and all such sales shall be made to or through qualified dealers or others in such manner, not inconsistent with the provisions hereof and the then effective registration statement of the Corporation under the Securities Act of 1933, as amended, (and related prospectus), as the Underwriter may determine from time to time.

The Underwriter may form a group of underwriters to participate with it in performing under this Agreement, and the composition of such group may be changed from time to time. If such group shall be formed, the Underwriter shall remain the principal underwriter, and be the representative of any other underwriters with the terms and conditions of this Agreement. It is understood


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and agreed that the Underwriter as principal underwriters will be primarily responsible for the preparation and supply of sales literature to all underwriters, be paid a fee by the other underwriters for managing the underwriting group and providing sales literature, payable out of the premium above net asset value at which underwriters are permitted to sell shares of capital stock of the Corporation. The Corporation reserves the right to engage and contact with other principal underwriters for the sale and distribution of its shares.

The Underwriters will not make, or authorize and dealers or others to make, (a) any short sales of shares or (b) any sales of such shares to any officers, directors or partners of the Corporation or of the Underwriter of any corporation or firm furnishing investment advisory, managerial, or supervisory services to the Corporation unless such sales are at the price then available to the public and unless the Underwriter shall be advised that the purchases are for investment and that such purchasers will advise the Underwriter of any sales of shares so purchased made less than two months after the date of purchase and the Underwriter will promptly advise the Corporation of all such sales of shares, made less than two months after the purchase, of which it is advised. The Underwriter shall order shares of capital stock of the Corporation from the Corporation only to the extent that it shall have received purchase orders therefor. 4. All shares of capital stock offered for sale or sold by the Underwriter shall be so offered or sold at a price per share (hereinafter referred to as the "Offering Price") equal to the asset value per share (determined as authorized from time to time by the Board of Directors of the Corporation pursuant to its charter, plus a premium of not more than 5.5% of the offering price thereof. If the offering price per share so determined is not an exact multiple of one cent, it shall be adjusted to the nearer cent. In all cases the offering price per share for the size of purchase shall be strictly in accordance with the offering price described in the currently effective prospectus of the Corporation.

For the purpose of determining the offering price, the asset value of any such shares shall be so determined as of the close of the New York Stock Exchange on the first business day on which such Exchange was open for trading next preceding the sale of such shares, provided that the offering price of the shares may be adjusted, in the discretion of the Corporation, based on the actual market movements, so as to reflect on any day any change in asset value of the shares, and the imes as of which such asset value shall be determined and any such adjustments made and the periods during which offering prices so determined or adjusted shall remain in effect shall be as set forth in the then current offering prospectus. The Corporation will promptly furnish to the Underwriter a statement of the offering price as often as such asset value is determined and such statement shall at the request of the Underwriter show the basis of computation of the offering price.

Orders presented by the Underwriters for shares, if accepted by the Corporation, shall be accepted and confirmed by it or its duly authorized agent at the offering price in effect at the time of its receipt of such order at its principal office in New York City.

The underwriter will not in any event (a.) offer for sale or sell shares of capital stock in excess of the number then effectively registered under the Securities Act of 1933, as amended, and available for sale, or (b) offer for sale or sell any shares in violation of any applicable Federal or state law, rule or regulation.

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The public offering price may be reduced within the limits of the above-mentioned premium in the case of single sales (as defined in the prospectus forming part of such registration statement at the time when the same becomes effective) in amounts equal to or exceeding $1,000 on such basis or bases as may from time to time be satisfactory to the Corporation and set forth in its then current offering prospectus.

Out of the above-mentioned premium, the Underwriter shall allow commissions or concessions to dealers and may allow them to others in its discretion in such amounts as the Underwriter shall determine from time to time; except as may be otherwise determined by the Underwriter and the corporation from time to time, such commissions or concessions shall be uniform to all dealers.

The Underwriter will require all dealers to conform to the provisions hereof and the registration statement (and related prospectus) at the time in effect under the Securities Act of 1933, as amended, with respect to the public offering price of the shares, and no dealer shall in any event withhold the placing of orders for the shares so that such dealers shall profit as a result of such withholding by a change in the asset value of the shares from that used in determining the price to the customer of such dealer or otherwise.

5. At or prior to delivery by the Corporation to or on the order of the Underwriter of certificates for any share of capital stock, the Underwriter will pay or cause to be paid to the Corporation or to its order an amount in New York City funds equal to the offering price of such shares at which such order has been confirmed, less the premium included therein as aforesaid which shall constitute the entire sales load (including the entire compensation of the Underwriter and of any dealer) other than incidental issuance or sale expenses to be borne by the issuer. Delivery of certificates shall be made to or on the order of the Underwriter as promptly as practicable after confirmation of its order thereof. Certificates shall be registered in such names and amounts as the underwriter may specify.

6. The Underwriter, except as hereinafter stated, will pay or cause to be paid all expenses (other than expenses which one or more dealers may bear pursuant to any agreement with the Underwriter) incident to the sale and distribution of the shares issued or sold hereunder, including, without limiting the generality of the foregoing, (i) all expenses of preparing, printing and distributing or disseminating any sales literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses shall not include expenses incurred by the Corporation in connection with the preparation printing and distribution of prospectuses and of any report or other communication to stockholders to the extent that such expenses are necessarily incurred to effect compliance by the Corporation with any Federal or state law or to comply with requirements of the Articles of Incorporation or By-Laws of the Corporation and directors' fees and expenses necessarily incurred by directors in attendance at directors' meetings), (ii) expenses of advertising in connection with such offering, and (iii) expenses (other than the Corporation's auditing expense) of qualifying or continuing the qualification of the shares for sale, and of qualifying or continuing the qualification of the Corporation as a dealer or broker under the laws of such states as may be designated by the Underwriter under the conditions herein specified. No transfer taxes, if any, which may be payable in connection with the issue or delivery of shares sold as herein shall be borne by the Corporation, and the Underwriter will indemnify and hold the Corporation harmless against liability for all such transfer taxes.



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7. The Corporation will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of its shares of capital stock for sale in such states as the Underwriter may reasonably request (it being understood that the Corporation shall not be required without its consent to qualify to do business in any jurisdiction or to comply with any requirement which in its opinion is unduly burdensome). The Underwriter, at its own expense, will effect all qualifications as dealer or broker or otherwise under all applicable state or Federal laws required in order that the shares may be sold in as broad a territory as practicable.

8. The Corporation will furnish to the Underwriter from time to time such information with respect to it and its shares as the Underwriter may reasonably request for use in connection with the sale of shares. The Underwriter will not use or distribute or authorize the use, distribution or dissemination by its dealers or others in connection with such sale of any literature, advertising or selling aids in any form or through any medium, written or oral, without the prior written specific approval thereof by the Corporation.

9. Nothing herein contained shall limit the right of the Corporation, in its absolute discretion, to issue or sell shares of its capital stock for such other considerations (whether in connection with the acquisition of assets or shares or securities of another corporation or entity or with the merger or consolidation of any other corporation into or with the Corporation, or otherwise) as and to the extent permitted by its charter and any applicable laws, or to issue or sell any such shares directly to the shareholders of the Corporation, upon such terms and conditions and for such consideration, if any, as may be determined by the Board of Directors, whether pursuant to the distribution of subscription or purchase rights to such holders or by way of dividends or otherwise.

10. At the request of the Corporation, the Underwriter agrees to act as agent for the Corporation for the repurchase or redemption of such prices as the Corporation from time to time shall prescribe.

11. In selling or reacquiring shares, the Underwriter agrees to conform to the requirements of all state and Federal laws relating to such sale or reacquisition, as the case may be, and will indemnify and save the Corporation harmless from any damage or expense on account of any wrongful act by the Underwriter or any employee, representative or agent of the Underwriter. The Underwriter will observe and be bound by all the provisions of the charter of the Corporation and any fundamental policies adopted by the corporation pursuant to the Investment Company Act of 1940, as amended, notice of which has been given to the Underwriter.

Neither the Underwriter, any dealer nor any other person is authorized by the Corporation to give any information or to make any representations other than those contained (a) in the latest effective registration statement (and related prospectus) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, as such registration statement (and prospectus) may be amended from time to time, or (b) in any statement expressly authorized by the Corporation for use in connection with any reacquisition of capital stock for the amount of the Corporation.

12.      The Underwriter will:


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(a) not, directly or indirectly ( i ) declare or pay any dividends or distributions (other than dividends payable in its capital stock) on any shares of its capital stock, or (ii) use ay part of its assets or property for the purchase, redemption or other retirement of shares of its capital stock, or ( iii) make any other distribution or transfer of assets to its stockholders, unless, in any such case, after giving effect to such action, the excess of its assets over its liabilities shall be at least $5,000:
(b) at all times keep its assets (other than those, such as office furniture and fixtures, equipment, records and the like required for the operation of the business herein contemplated) in cash or invested in readily marketable securities:
(c) not incur any indebtedness on account of borrowing or any other indebtedness except in the ordinary course of business in the performance of its obligations under this Agreement.

Determination required hereunder shall be made by the independent public accountants of the Corporation or of the Underwriters in accordance with sound accounting practice at such reasonable intervals as the Corporation may from time to time require.

13. This Agreement shall continue in effect until such time as there shall remain no unsold balance of shares of capital stock effectively registered under the Securities Act of 1933, as amended; provided, however, that (a) this Agreement shall continue in effect for a period more than two years from the date hereof only so long as such continuance is specifically approved at least annually by the Board of Directors or a majority of the outstanding voting securities of the Corporation, and (b) either party hereto may terminate this Agreement on any date by giving the other party at least six months' prior written notice of such termination specifying the date fixed therefor, and (c) without prejudice to any other remedies, the Corporation may terminate this Agreement at any time immediately upon any failure of fulfillment of any of the obligations of the Underwriter hereunder or any of the conditions set forth in paragraph 12 hereof.

This Agreement shall automatically terminate in the event of its assignment by the Underwriter, the term "assignment" having the meaning defined in section 2(a)(4) of the Investment Company Act of 1940, as amended.

14. Any notice under this Agreement shall be in writing addressed and delivered by mail, postage prepaid, to the party to whom addressed at the address given below, or at such other address as such party shall theretofore have designated (by notice given to the other party as herein provided) in writing for the receipt of such notice:

To the Corporation:

The Wall Street Fund, Inc.
One Wall Street
New York, New York 10005

To the Underwriter:

Wall Street Management Corporation
One Wall Street
New York, New York 10005

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IN WITNESS WHEREOF, The Corporation and the Underwriter have each caused this
Agreement to be executed on its behalf by an officer thereunto duly authorized and its corporate seal to the thereto affixed on the day and year first above written.

                           THE WALL STREET FUND, INC.

                          BY___________________________
                                 Vice President



                           WALL STREET MANAGEMENT CORPORATION


                           BY:_______________________________
                                 President